EXHIBIT 99.1

ALTAIR NAN0TECHNOLOGIES REPORTS
SECOND QUARTER 2007 FINANCIAL RESULTS

Revenues increase 290% to $3.07 million

RENO, Nev. - August 9, 2007 - Altair Nanotechnologies Inc. (Nasdaq: ALTI) today reported financial results for its second quarter and six months ended June 30, 2007.

For the quarter, the company reported revenues nearly tripled to $3.07 million from $1.06 million for the comparable period in 2006. The net loss was $5.43 million, or 8 cents per share, compared to a net loss of $3.79 million, or 6 cents per share, for the second quarter of 2006. The basic and diluted weighted average shares outstanding for the quarter were 69,926,260 compared to 59,290,242 for the same period a year ago.

For the six months ended June 30, 2007, the company reported revenues of $4.21 million or a $2.61 million increase from $1.6 million for the comparable period in 2006. The net loss for the first half of 2007 was $10.61 million, or 15 cents per share, compared to a net loss of $8.35 million, or 14 cents per share, for the first half of 2006. The basic and diluted weighted average shares outstanding for the six months ended June 30, 2007 were 69,596,969 compared to 59,256,485 for the same period a year ago.

As of June 30, 2007, Altairnano’s balance sheet remained strong with cash, cash equivalents and short-term investments totaling $20.85 million. Long-term debt remained at $1.20 million, which represents the remaining mortgage obligation used to purchase the company’s facilities in Reno, Nev.

“Our leading-edge, nanomaterials-based products continue to gain strong commercial acceptance due to unique and unmatched performance characteristics,” said Alan J. Gotcher, Ph.D., Altairnano’s president and chief executive officer. “As demonstrated by our continued revenue growth, recent partnerships and additional orders for Altairnano’s Energy Storage products, we believe now more than ever that Altairnano’s offerings have the commercial viability to drive long-term results for our shareholders.”

Recent Highlights
•
Purchase orders from Phoenix Motorcars for Altairnano’s rapid-charge, high-power 35 KWh energy storage product. At the end of the second quarter, Altairnano has sold more than $2.35 million of this energy storage product for use in Phoenix’s sport utility trucks.

•
A purchase and joint-development agreement with global power leader AES Corporation. Together, the companies will develop a suite of energy storage product solutions specifically for AES to more efficiently and effectively manage power and energy demands on its electrical grids.

•	An agreement with ISE Corporation to jointly develop rapid recharge, energy storage products for use in hybrid electric and all-electric heavy duty vehicles and buses.
•
A joint-development agreement with PPG Aerospace to develop and commercialize an environmentally friendly nano-materials technology to replace chromate in aircraft primer, providing superior corrosion resistance.

Second Quarter 2007 Conference Call

Altairnano will hold a conference call to discuss its first quarter 2007 results on Thursday, Aug. 9, 2007 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is (719) 234-0008. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

An audio replay of the conference call will be available from 2:00 p.m. through 11:59 p.m. EDT, Thursday, Aug. 16, 2007, and can be accessed by dialing (719) 457-0820 and entering conference number 9784853. Additionally, the conference call is available online, and can be accessed by visiting Altairnano's web site, www.altairnano.com.

ALTAIRNANO REPORTS 2007 SECOND QUARTER RESULTS

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is an innovator and supplier of advanced novel, ceramic nanomaterials. Altairnano’s leading edge scientists are complemented by a seasoned management team with substantial experience in commercializing innovative, disruptive technologies. The company has developed nanomaterials for the alternative energy, life sciences and performance materials markets based on its proprietary manufacturing process. This process also provides the foundation for its innovative AHP pigment process. For more information visit: www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the Altairnano’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of the development-stage referred to in this release will not be completed because for technical, business or other reasons; that any products under development or in the early commercial stages will not perform as expected in future testing or commercial applications; that one or more of the joint development partners may proceed slowly with, or abandon, development or commercialization efforts for any of various reasons, including concerns with the feasibility of the product or the financial viability of continuing with the product; that sales of commercialized Altairnano products may not reach expected levels for one or more reasons, including failure of end products to perform as expected or the introduction of a superior product; and that costs associated with the proposed products may exceed revenues. In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:	Retail Investors:
Fleishman-Hillard	McCloud Communications, LLC
Tom Laughran	Marty Tullio
Senior Vice President	Managing Member
312.751.3519	949.553.9748
laughrant@fleishman.com	marty@mccloudcommunications.com

Media Relations:	Company Information:
Fleishman-Hillard	Altair Nanotechnologies Inc.
Terry Banks	Ed Dickinson
Senior Vice President	Chief Financial Officer
202.828.9710	775.858.3750
bankst@fleishman.com	edickinson@altairnano.com

Tables Follow

ALTAIRNANO REPORTS 2007 SECOND QUARTER RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$2,604,297	$12,679,254
Investment in available for sale securities	18,241,998	14,541,103
Accounts receivable, net	1,875,561	1,624,825
Notes receivable from related party, current portion	611,238	-
Product inventories	1,051,896	169,666
Prepaid expenses and other current assets	216,728	413,390
Total current assets	24,601,718	29,428,238

Investment in Available for Sale Securities	1,720,800	1,306,420

Property, Plant and Equipment, net	12,840,197	11,229,406

Patents, net	762,840	805,248

Notes Receivable from related party, long-term portion	347,635	330,000

Other Assets	127,779	21,261

Total Assets	$40,400,969	$43,120,573

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$2,223,997	$1,533,047
Accrued salaries and benefits	959,096	840,219
Accrued liabilities	1,070,268	526,596
Note payable, current portion	600,000	600,000
Total current liabilities	4,853,361	3,499,862

Note Payable, Long-Term Portion	1,200,000	1,800,000

Minority Interest in Subsidiary	1,842,320	-

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
70,100,535 and 69,079,270 shares issued and
outstanding at June 30, 2007 and December 31, 2006	119,194,143	115,989,879
Additional paid in capital	3,693,782	2,002,220
Accumulated deficit	(90,965,237)	(80,353,188)
Accumulated other comprehensive income	582,600	181,800

Total Stockholders' Equity	32,505,288	37,820,711

Total Liabilities and Stockholders' Equity	$40,400,969	$43,120,573

ALTAIRNANO REPORTS 2007 SECOND QUARTER RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Product sales	$1,755,613	$2,640	$1,933,003	$10,658
License fees	-	364,720	-	364,720
Commercial collaborations	734,784	389,236	1,082,072	719,506
Contracts and grants	575,471	300,232	1,191,725	507,240
Total revenues	3,065,868	1,056,828	4,206,800	1,602,124
Operating Expenses
Cost of product sales	2,192,476	1,450	2,402,738	2,716
Research and development	3,238,869	2,205,265	6,236,197	4,153,652
Sales and marketing	409,230	618,422	789,766	1,011,583
General and administrative	2,600,818	1,796,853	5,212,032	4,408,157
Depreciation and amortization	473,991	363,247	905,049	680,118
Total operating expenses	8,915,384	4,985,237	15,545,782	10,256,226
Loss from Operations	(5,849,516)	(3,928,409)	(11,338,982)	(8,654,102)
Other Income (Expense)
Interest expense	(31,500)	(42,000)	(66,500)	(87,500)
Interest income	292,670	181,522	636,038	392,825
Gain/(Loss) on foreign exchange	83	(131)	(285)	(305)
Total other income, net	261,253	139,391	569,253	305,020

Loss from continuing operations before
minority interest share	(5,588,263)	(3,789,018)	(10,769,729)	(8,349,082)

Minority interest share	157,680	-	157,680	-

Net Loss	$(5,430,583)	$(3,789,018)	$(10,612,049)	$(8,349,082)

Loss per common share - Basic and diluted	$(0.08)	$(0.06)	$(0.15)	$(0.14)

Weighted average shares - Basic and diluted	69,926,260	59,290,242	69,596,969	59,256,485

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